Exhibit 99.1

2U, Inc. Reports First Quarter 2015 Financial Results

Revenue increased 31 percent and

Adjusted EBITDA loss improved 58 percent year-over-year

LANDOVER, Md., May 7, 2015 — 2U, Inc. (NASDAQ: TWOU), a leading provider of cloud-based software-as-a-service technology fused with technology-enabled services that enables leading nonprofit colleges and universities to deliver their high-quality degree programs online, today reported financial and operating results for the quarter ended March 31, 2015.

First Quarter 2015 Results

•                  Revenue was $34.6 million, an increase of 31 percent from $26.3 million in the first quarter of 2014.

•                  Net loss attributable to holders of common stock was $(5.5) million, or $(0.13) per share, compared to $(7.1) million, or $(0.93) per share, in the first quarter of 2014.

•                  Adjusted net loss was $(3.4) million, or $(0.08) per share compared to $(5.2) million, or $(0.17) per pro forma share, in the first quarter of 2014.

•                  Adjusted EBITDA loss was $(1.6) million, compared to a loss of $(3.8) million in the first quarter of 2014.

“We kicked off 2015 with a very strong first quarter across all of our financial measures so we are increasing our expectations for full-year 2015,” said Chip Paucek, 2U’s Chief Executive Officer and Co-Founder. “At the mid-point of full-year guidance, we’re now expecting revenue to increase by approximately 33 percent and Adjusted EBITDA loss to improve by approximately 36 percent, year-over-year.”

“I’m also excited to introduce our new enterprise program model,” Paucek continued. “In this model, 2U will aggregate a number of degrees at a single university that we would not have previously considered because of their expected sizes. By implementing shared overhead and streamlined operating cost structures, we will be able to provide our clients with the benefits of our entire Platform for a greater number of degrees, while expanding our market opportunity and deepening our client relationships.”

Recent Program Related Development

2U today announced that it has entered into its first enterprise program contract with current partner Simmons College in Boston. 2U will enable five (5) degrees for Simmons to be rolled out during 2016 and 2017. These degrees are a Master of Business Administration, a health care- focused Master of Business Administration, a Master of Science in Communications Management, a Master of Public Health, and a Master of Science in Behavior Analysis.

2U expects that by aggregating these five degrees into a single program, the program will approximate the size and average financial performance of a typical 2U-enabled program.  Despite incorporating multiple degrees rolling out over time, the Simmons enterprise program will be considered as a single program launch for the company, expected in 2016.

For the most current list of 2U’s programs and program offerings, please visit the company’s investor website at http://investor.2u.com.

Impact Report

2U recently launched its second annual Impact Report, available at http://2u.com/impact-report-2015/. The report challenges preconceived notions of online education and shows that 2U-enabled degree programs are having a positive effect on students and faculty around the world.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for second quarter and full year of 2015.

(in millions, except per share amounts)	2Q 2015	FY 2015
Revenue	$34.1-$34.6	$145.6-$147.4
Adjusted Net Loss	$(8.3)-$(7.9)	$(18.7)-$(17.2)
Adjusted Net Loss per Share of Common Stock	$(0.20)-$(0.19)	$(0.45)-$(0.41)
Weighted-Average Shares of Common Stock	41.7	41.8
Adjusted EBITDA Loss	$(6.3)-$(5.9)	$(10.2)-$(8.7)
Stock-Based Compensation Expense	$3.6-$3.8	$12.8-$13.5

Of the revenue the company expects to recognize in the second half of 2015, it believes that approximately 47% should be recognized in the third quarter. 2U now expects the Adjusted EBITDA loss margin to be (2) to (1) percent for the second half of the year. Note that cost seasonality in the fourth quarter typically improves margins in the second half of each year so second half margins should not be viewed as a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA loss, which are non-GAAP financial measures. Additionally, for the first quarter of 2014, we calculated adjusted net loss per share of common stock using pro forma weighted-average shares of common stock.

Adjusted net loss is defined as net loss attributable to holders of common stock before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Pro forma weighted-average shares of common stock are defined as the company’s weighted-average shares of common stock outstanding calculated as though the conversion of shares of preferred stock to shares of common stock, which occurred upon the closing of our initial public offering, had occurred on January 1, 2014.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics the company’s management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures”. 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s first quarter 2015 financial results conference call

When:	Thursday, May 7, 2015

Time:	5:00 p.m. ET

Live Call:	(877) 359-9508

Webcast:	To access the live webcast, please visit http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our Platform, a fusion of cloud-based software-as-a-service technology and technology-enabled services, provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row™ approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements.

2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Media Contact:  Shirley Chow, Director, Communications, 2U, Inc. (646) 597-5850 schow@2u.com

Investor Relations Contact:  Ed Goodwin, Sr. Director of Investor Relations, 2U, Inc. (301) 892-4239 egoodwin@2u.com

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2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$83,077	$86,929
Accounts receivable, net	4,305	350
Advance to clients, current	658	—
Prepaid expenses	5,212	2,709
Total current assets	93,252	89,988
Property and equipment, net	6,936	6,755
Capitalized content development costs, net	14,201	13,155
Advance to clients, non-current	1,204	1,675
Other non-current assets	1,456	1,466
Total assets	$117,049	$113,039
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,078	$2,293
Accrued expenses and other current liabilities	14,406	17,138
Deferred revenue	6,152	1,906
Refunds payable	2,815	2,431
Total current liabilities	30,451	23,768
Rebate reserve	641	639
Other non-current liabilities	576	621
Total liabilities	31,668	25,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 41,211,038 shares issued and outstanding as of March 31, 2015; 40,735,069 shares issued and outstanding as of December 31, 2014	41	41
Additional paid-in capital	219,656	216,818
Accumulated deficit	(134,316)	(128,848)
Total stockholders’ equity	85,381	88,011
Total liabilities and stockholders’ equity	$117,049	$113,039

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue	$34,612	$26,332
Costs and expenses:
Servicing and support	7,550	6,248
Technology and content development	6,134	5,674
Program marketing and sales	19,587	15,241
General and administrative	6,711	5,436
Total costs and expenses	39,982	32,599
Loss from operations	(5,370)	(6,267)
Other income (expense):
Interest expense	(126)	(784)
Interest income	28	1
Total other income (expense)	(98)	(783)
Loss before income taxes	(5,468)	(7,050)
Income tax expense	—	—
Net loss	(5,468)	(7,050)
Preferred stock accretion	—	(87)
Net loss attributable to holders of common stock	$(5,468)	$(7,137)
Net loss per share attributable to holders of common stock, basic and diluted	$(0.13)	$(0.93)
Weighted-average shares of common stock outstanding, basic and diluted	40,978,741	7,698,709
Pro forma net loss per share attributable to holders of common stock, basic and diluted		$(0.20)
Pro forma weighted-average shares of common stock outstanding, basic and diluted		31,199,917

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(5,468)	$(7,050)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,713	1,283
Stock-based compensation expense	2,048	1,195
Change in the fair value of the Series D redeemable convertible preferred stock warrant prior to conversion	—	688
Loss on disposal of long-lived assets	—	2
Changes in operating assets and liabilities:
Accounts receivable, net	(3,955)	1,203
Advances to clients	(187)	257
Prepaid expenses	(2,503)	(1,108)
Other assets	(3)	(23)
Accounts payable	4,785	4,244
Accrued expenses and other current liabilities	(2,304)	(3,020)
Deferred revenue	4,246	4,511
Refunds payable	384	209
Rebate reserve	2	3
Other liabilities	(45)	80
Net cash (used in) provided by operating activities	(1,287)	2,474
Cash flows from investing activities
Expenditures for property and equipment	(946)	(1,116)
Capitalized content development cost expenditures	(2,409)	(1,505)
Other investing activities	—	(17)
Net cash used in investing activities	(3,355)	(2,638)
Cash flows from financing activities
Payment of deferred offering costs	—	(1,411)
Proceeds from exercise of stock options	1,226	262
Tax withholding payments in connection with net settlement of restricted stock units	(436)	—
Proceeds from revolving line of credit	—	5,000
Payment on revolving line of credit	—	(5,000)
Net cash provided by (used in) financing activities	790	(1,149)
Net decrease in cash and cash equivalents	(3,852)	(1,313)
Cash and cash equivalents, beginning of period	86,929	7,012
Cash and cash equivalents, end of period	$83,077	$5,699
Supplemental disclosure of non-cash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$—	$87
Accrued capital expenditures	129	73
Deferred offering costs included in accounts payable and accrued expenses	—	1,504
Common stock granted in exchange for consulting services received	—	55

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss attributable to holders of common stock to adjusted net loss for each of the periods indicated:

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net loss attributable to holders of common stock	$(5,468)	$(7,137)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	—	688
Accretion of deferred preferred stock offering costs	—	87
Stock-based compensation expense	2,048	1,195
Total adjustments	2,048	1,970
Adjusted net loss	$(3,420)	$(5,167)

The following table presents a reconciliation of net loss to adjusted EBITDA loss for each of the periods indicated:

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net loss	$(5,468)	$(7,050)
Adjustments:
Interest expense	126	784
Interest income	(28)	(1)
Depreciation and amortization expense	1,713	1,283
Stock-based compensation expense	2,048	1,195
Total adjustments	3,859	3,261
Adjusted EBITDA (loss)	$(1,609)	$(3,789)

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our Platform revenue retention rate for the periods presented, as well as the number of programs included in the Platform revenue retention rate calculation.

	Three Months Ended March 31,
	2015	2014
Platform revenue retention rate	122.7%	122.3%
Number of programs included in comparison (1)	9	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q2 ‘13	Q3 ‘13	Q4 ‘13	Q1 ’14	Q2 ’14	Q3 ‘14	Q4 ’14	Q1 ’15
Full course equivalent enrollments in our clients’ programs	6,950	7,673	9,065	9,809	9,331	10,389	11,505	13,093

Average revenue per full course equivalent enrollment in our clients’ programs	$2,689	$2,672	$2,736	$2,685	$2,652	$2,734	$2,673	$2,644